Exhibit 10.1

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (the “Amendment”), effective as of June 1, 2023 (the “Effective Date”), by and between Cadrenal Therapeutics, Inc., a Delaware corporation (the “Company”) and Matthew K. Szot (the “Executive”). Together, the Company and the Executive are sometimes referred to as the “Parties”.

WHEREAS, the Company and Executive are parties to that certain Employment Agreement, dated January 24, 2023 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the material advantages accruing to the two Parties and the mutual covenants contained herein, and intending to be legally and ethically bound hereby, the Company and Executive, hereby agree to amend the Employment Agreement as of the Effective Date as follows:

1. Compensation. The first sentence of Section 4(a) of the Employment Agreement is hereby deleted and replaced with the following:

The Company will pay Executive an annual salary of $415,000 as compensation for Executive’s services (such annual salary, as is then effective, to be referred to herein as “Base Salary”).

2. No Further Amendment. Except as amended hereby, the Employment Agreement shall remain unmodified and in full force and effective.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed in that state, without regard or reference to its principles of conflicts of laws.

4. Headings; Counterparts. The headings contained in this Amendment are inserted for reference purposes only and shall not in any way affect the meaning, construction or interpretation of this Amendment. This Amendment may be executed in two (2) counterparts, each of which, when executed, shall be deemed to be an original, but both of which, when taken together, shall constitute one and the same document. Such counterparts may be executed and delivered by facsimile/e-mail transmission, which shall constitute valid execution and delivery.

IN WITNESS WHEREOF, each of the Company and Executive has executed this Amendment as of the date first above written.

CADRENAL THERAPEUTICS, INC.

By:	/s/ Quang Pham		Dated: May 25, 2023
	Name:	Quang Pham
	Title:	Chief Executive Officer

/s/ Matthew K. Szot	Dated: May 25, 2023
MATTHEW K. SZOT